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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Medaphis Corporation on Form S-8 of our report dated March 31, 1997 (which expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty), appearing in the Annual Report on Form 10-K of Medaphis Corporation for the year ended December 31, 1996.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
April 25, 1997